Exhibit 99.2

THOMSON REUTERS FINAL TRANSCRIPT Q2 2019 VOXX International Corp Earnings Call EVENT DATE/TIME: OCTOBER 11, 2018 / 2:00PM GMT

CORPORATE PARTICIPANTS
Glenn Wiener VOXX International Corporation - IR, GW Communications, LLC
Pat Lavelle VOXX International Corporation - President and CEO
Michael Stoehr VOXX International Corporation - SVP and CFO
John Shalam VOXX International Corporation - Chairman

CONFERENCE CALL PARTICIPANTS
Jim Medvedeff Cowen and Company - Analyst
Brad Leonard BML Capital Management, LLC - Analyst
Mike Hughes SGF Capital Management, LP - Analyst
Thomas Kahn Kahn Brothers & Company, Inc. - Analyst

PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the VOXX fiscal 2019 second-quarter results conference call. (Operator Instructions) As a reminder, today's conference is being recorded.

I would now like to introduce your host for today's conference call, Mr. Glenn Wiener. You may begin, sir.

Glenn Wiener VOXX International Corporation - IR, GW Communications, LLC
Thank you, Kevin. Good morning and welcome to VOXX International's fiscal 2019 second-quarter results conference call. Our call today is being webcast live on our website, www.voxxintl.com, and a replay is available for those who are unable to make today's call.

Speaking for management this morning will be Pat Lavelle, President and Chief Executive Officer, and Michael Stoehr, Senior Vice President and our Chief Financial Officer. Following their remarks, we will have a Q&A session for those investors wishing to ask any questions. John Shalam, Chairman of the Board, is also with us today and will be available during the Q&A portion of the call.

I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The

Company assumes no responsibility to update any such forward-looking statements, and risk factors associated with our business are detailed in our Form 10-K for the period ended February 28, 2018.

At this time, I would like to turn the call over to Pat Lavelle. Pat?

Pat Lavelle VOXX International Corporation - President and CEO
Thank you, Glenn, and good morning, everyone. Q2 was impacted by aggressive actions taken to realign our consumer accessories segment both domestically and abroad as well as our international premium audio operations. These actions resulted in higher losses for the quarter, but when you back out the non-cash impairment charges, you will see that overall, our operations performed significantly better in this fiscal year's second quarter than in last year's.

Our automotive segment is growing and profitable, premium audio sales came in where projected, and our margins improved over 400 basis points. And pre-tax profitability increased over $2 million. Everything that we are doing is about improving our business for the long term and driving profitability.

First, automotive. Net sales of $40 million were up 22.4% when comparing the fiscal second quarters. As the OEM rear seat infotainment programs we announced in prior quarters with GM, Ford, Nissan, and Mazda are in full swing and the OEM remote start program at Subaru is performing very well.

Year-over-year second-quarter sales in our OEM business increased 55%, with OEM rear seat infotainment sales up 75% and OEM remote start sales up over 28%. Our aftermarket automotive business declined less than $1 million.

Year to date, total automotive net sales are up 14.3%. And this momentum should continue into our third fiscal quarter and will likely slow a bit in the fourth quarter, but for the year, automotive is expected to be up with OEM driving results.

The segment is anticipated to be more profitable, despite possible higher component costs. But we are looking at every possible way to reduce expenses where possible, managing supply chain costs with key vendors and implementing lean manufacturing across our operations. These are just some of the things we are working on to ensure our margins remain strong and pricing remains in line with market.

We are also in discussions with other OEMs beyond the ones I've discussed about EVO, as it is a highly differentiated solution from what is currently in market and gives us a competitive edge. We are developing other solutions, both for OEs and for the aftermarket, which gives us confidence in our ability to drive value over the next several years.

Next is premium audio. Sales were essentially flat in the second quarter and down a little over 7% year to date. As I mentioned on our year-end call, we limited distribution to improve gross margins and profitability for ourselves and also for our customers.

2Q gross margins were up 410 basis points and year-to-date gross margins are up 560 basis points. And consistent with our statements to lower overhead, total operating expenses within premium audio year to date are down over 16%.

The real story is profitability. Pre-tax income improved $2.3 million when comparing the fiscal second quarters and improved by $7.8 million for the 6-month period. The outlook is good.

We will also be allocating more dollars in support of newer products in the second half of the year. And expect tariff-related expenses may lower GP somewhat, but margins should remain strong and the segment will remain profitable, with year-over-year operating profits anticipated to be up over 50%.

We are offsetting some of the higher costs by gaining efficiencies and managing inventory storage and freight and we continue to look for other ways to lower fixed expenses. In line with this strategy, we will be realigning our international premium audio operations by combining Magnat, Mac Audio, and Heco under the Klipsch group umbrella, thus operating as one team in Europe, which will lower fixed cost, advance R&D, and improve our market position.

In 2Q, we saw the successful launch of our new Reference and Reference premier speakers and subwoofers, products that are at the heart and soul of the Klipsch brand. We launched new Heritage soundbars to increase our footprint in the custom installation market. And [Yamal] continues to gain traction and recognition, as our Yamal studio series was awarded the international EISA award as the best buy home theater speaker system for 2018 and 2019.

Last month we launched our new R5 wireless headphone, expanding upon our high-quality Bluetooth headphone offerings. And this fall, Klipsch will ship its first Google Voice assistant product, the 3-GVA. These are just some of the few highlights and we can certainly discuss more during Q&A.

As for consumer accessories, and as I noted in my opening remarks and on my last call, we are taking actions to monetize certain assets and restructure others within this segment to improve profitability. We recently combined our two German accessory groups into one company operating out of the Schwaiger facility in Germany. We have started a sales process with a goal to evaluate moving forward with the transaction by fiscal year-end.

Additionally, we have begun the restructuring of our domestic retail accessory group, focusing on products that our retail partners move and consumers are purchasing in higher volume. And of course, categories that are profitable.

We are focusing resources on smart home and security, where we have a very strong and diverse distribution and a host of new products coming to market. Reception, where we have leading market share, strong brand recognition, and technical innovation.

The Project Nursery market for infants and toddlers, where we are expanding both distribution and shelf space. In 2Q, we added Best Buy to our lineup and just introduced a WiFi monitor that is compatible with Google Home and Amazon Alexa. And karaoke, where our Singsation line has been met with great reception for this holiday season, and we expect to sell out all inventory brought in for the holidays.

For the nonretail product lines within our accessory group, within the healthcare space, our wearable program for UnitedHealthcare's motion program kicked off the renewal season with wearable devices from Apple, Samsung, Garmin, and Strive. And we have recently engaged with a leading medical device manufacturer to provide Apple smart watches for their wearable program, as well as a Samsung wearable for Reemo Health, whose program targets senior health, well being, and safety. We expect these programs to positively impact our overall performance within this segment.

And with EyeLock, where we have already realigned to bring EyeLock from the R&D stage to a commercial entity while reducing our cash burn, with operating expenses down approximately $2 million for the 6-month comparison.

You saw announcements regarding our partnership with ViaTouch and the commercial launch of the VICKI artificial intelligent vending machine. We are now delivering the first set of units with more on the way and expect the first order wave to result in $500,000 in revenue and significantly more volume slated for next year.

We will also be debuting EyeLock's technology on slot machines in partnership with IGT at the G2E Global Gaming Expo this week. This is something we have been working on for a number of months, and next steps will be determined by initial market reaction at the show.

We continue to work with companies in the defense, technology, healthcare, automotive, and financial services industries as well as with the US and other international governments. There is a lot of momentum. I cannot provide the details on these just yet, but progress is being made, and we expect EyeLock to begin generating more revenue and income this year, building into fiscal 2020.

Staying in consumer accessories, there were expenses in 2Q related to our restructuring and a potential sale process. Due to these restructuring plans, we also took a non-cash impairment charge on assets from our 2008 acquisition of Thomson's AV consumer business.

By restructuring in this manner, we will free up cash resources to focus on products and categories where we believe we have competitive advantages, opportunities for expansion, and of course, technology innovation, as we have with EyeLock. In summary, VOXX continues to transition. And we are making the necessary moves to strengthen our foundation, generate more profitable sales, and improve the overall financial profile of VOXX.

In the second half of the year, we will show some lower sales compared to last year due to what I have just discussed. But gross margins will improve, operating expenses will decline, and our business, excluding impairment charges, should be profitable this year. With the changes underway, next year's profitability should be even greater and more consistent. And we remain focused on exploring other avenues, including divestitures and certain acquisitions.

I will turn the call over to Mike now for a brief review of the financials and balance sheet and then we will open it for questions. Michael?

Michael Stoehr VOXX International Corporation - SVP and CFO
Thanks, Pat. Good morning, everyone. First I will cover the non-cash impairment charges. During the fiscal 2019 second quarter, as Pat mentioned, we reevaluated certain areas of our accessory business and [projections] and recorded a $9.8 million impairment, which was recorded in total operating expenses.

Excluding the impairment, total operating expenses for the comparable second quarters declined by $6 million or 15.4% versus last year, reflecting the continuing emphasis on our expense management. Without the impairment, our operating loss was $1.7 million versus an operating loss of $10.3 million in last year's second quarter, an improvement of $8.6 million. Our total operating loss including the impairment was $11.5 million.

Other income and expenses. As a result of the economic deterioration in Venezuela, the currency devaluation, and the ongoing political climate, it was determined that a non-cash impairment on our rental properties was needed of approximately $3.5 million.

It has no impact on our cash. We still own the investment properties and they are generating some rental income. We do expect at some point in the future an improvement in these assets.

Our interest and bank charges declined by approximately $700,000, as we have no outstanding balances on our domestic credit facility. Please keep in mind: interest and bank charges consist principally of mortgage interest, interest on the euro asset-based loan, factoring charges, credit card charges, bank fees, and amortization of debt issuing charges.

For the three and six months ended August 31, 2018, the Company recorded an income tax provision of $8.3 million and $7.2 million, a negative effective tax rate of 58.9% and 40.5%. The Company recorded an income tax provision even though the Company reported a pre-tax loss from operations.

This income tax provision does not represent cash tax liability. Pursuant to accounting literature, the tax provision was due to the use of an estimated annual effective tax rate of negative 52.7% for fiscal 2019 being applied to our year-to-date pre-tax loss.

The calculation of the estimated annual effective tax rate is based on our annual pre-tax income forecast, which includes profitable jurisdictions anticipating an income tax provision and loss jurisdictions for which a limited tax benefit can be recognized. The mix of jurisdictions produces a negative effective tax rate, which results in an income tax provision when applied to the pre-tax losses for the third and six months ended August 31, 2018. If the annual pre-tax income is achieved for the remainder of the fiscal year, the Company anticipates recognizing an income tax benefit in the third and fourth quarters of fiscal 2019.

There is a lot of activity going on in our financial statements as we move our plans forward. Excluding the impairment charges and write-down of the Venezuela assets, the Company had a pre-tax loss of $877,000 versus a pre-tax loss of $9.8 million in last year's second quarter after adjusting for the FX losses related to the Hirschmann transaction.

In total, we had $21.6 million of non-cash charges in our business: $13.3 million in impairments and $8.6 million in tax provisions, which clouds the underlying and positive changes of the Company.

We reported adjusted EBITDA of $4.3 million in fiscal 2019's second quarter, an improvement of $5.7 million. And for the 6-month period, adjusted EBITDA was $5.8 million, an improvement of $8.3 million.

Our balance sheet remains strong, and as of August 31, we had $44.2 billion in cash and cash equivalents, nothing outstanding on our domestic credit facility, and total debt of $18.4 million, of which $11.7 million is mortgages outstanding on properties in the US and Germany and $6.6 million in euro asset-based loans used by our German operations.

This concludes our prepared remarks and we are now ready to open the call for questions.

OCTOBER 11, 2018 / 2:00PM GMT, Q2 2019 VOXX International Corp Earnings Call
QUESTIONS AND ANSWERS
Operator
(Operator Instructions) Jim Medvedeff, Cowen and Company.
Jim Medvedeff Cowen and Company - Analyst
Good morning, guys. Congratulations on the expense controls. It's impressive.
Pat Lavelle VOXX International Corporation - President and CEO
Thank you very much.
Jim Medvedeff Cowen and Company - Analyst
So I'm just going to ask a couple questions here, if it's okay. Are you able to provide any -- on the Oehlbach and Schwaiger, the combined company, the German operations, can you give a sense of sort of what the size of revenue is and the margin that comes out of those businesses?
Pat Lavelle VOXX International Corporation - President and CEO
Yes, that business is running approximately somewhere around $30 million with a $3 million EBITDA.
Jim Medvedeff Cowen and Company - Analyst
$3 million EBITDA. Okay, good. Thank you. And the Venezuelan rental properties, are they now completely written down to zero?
Pat Lavelle VOXX International Corporation - President and CEO

Yes, they are. Even though we do get -- they are all rented, the buildings that we have there. We get little income out of them, but they will be written down with this impairment.
Jim Medvedeff Cowen and Company - Analyst
Okay, thanks. And I'll just go with one more, if that's okay, and then I will get back in the queue. Well, I guess I'll have to follow up with you later on this tax situation, but are you still modeling 32% for the full year?
Michael Stoehr VOXX International Corporation - SVP and CFO
This is Mike speaking. As I have said in my remarks, the full year unfortunately is -- at this point, the annual effective tax rate is negative 52%. Mathematically, that's the way it is working out: two negatives are creating a positive.
Jim Medvedeff Cowen and Company - Analyst
And that's due to jurisdictional things, where --
Michael Stoehr VOXX International Corporation - SVP and CFO
Yes, and the impairment charges that we've taken.
Jim Medvedeff Cowen and Company - Analyst
Right, understood. Okay, thank you. That will do it for me for now. Thanks.
Michael Stoehr VOXX International Corporation - SVP and CFO
Just one point to make out. We still have approximately $43 million of NOLs and tax credits, so that we will not be paying any tax credits in the United States -- tax in the US.
Jim Medvedeff Cowen and Company - Analyst
Okay, that's helpful. Thank you.
Operator
Brad Leonard, BML Capital Management.
Brad Leonard BML Capital Management, LLC - Analyst
Hi, thanks for taking my question. Did you say that you expect to be profitable in the second half of the year, excluding charges? Or for the full year?
Pat Lavelle VOXX International Corporation - President and CEO
For the full year.
Brad Leonard BML Capital Management, LLC - Analyst
For the full year. Okay. On the 360Fly that you guys have, you guys have a note receivable from them that's moved into current assets. What is the -- I mean, is that business profitable? Do they have -- or do you expect to be paid on that this year?
Pat Lavelle VOXX International Corporation - President and CEO
That business, right now they have a number of potential customers that they are doing business -- they have a number of customers they are doing business with right now on the different 360 cameras, whether they are DVRs or body cams, primarily for the public safety sector. They have just completed testing of a threat assessment system that is being evaluated right now by one of the largest security companies.
And our position there is is that although -- and we're one of the senior secured creditors. And if at any point in time we feel that it's to our advantage to convert, because it's all convertible debt, and convert our debt into equity and own the Company, we would consider to do so. And that all depends upon how well they do with the potential new business that should be coming their way
Brad Leonard BML Capital Management, LLC - Analyst
How much of the company would you own if you converted it?
Pat Lavelle VOXX International Corporation - President and CEO
I don't have the exact number, but it would be substantial. We would definitely have controlling interest.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. And currently we have no equity ownership?
Pat Lavelle VOXX International Corporation - President and CEO
None.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. All right. So the divestitures -- you talked about that. $30 million in revenue, $3 million in EBITDA. What about EyeLock? If you converted your loan on EyeLock, how much additional equity would you own of EyeLock?
Pat Lavelle VOXX International Corporation - President and CEO
We'd probably come up into the high 70s, somewhere around there. Yes. As our ownership position.
Brad Leonard BML Capital Management, LLC - Analyst
So this loan is due in April of 2019, I think, on EyeLock.
Pat Lavelle VOXX International Corporation - President and CEO
Yes.
Brad Leonard BML Capital Management, LLC - Analyst
So you could either extend it, change the terms, could demand a payment of 1.5 times the loan amount? Is that correct?
Pat Lavelle VOXX International Corporation - President and CEO
Yes.
Brad Leonard BML Capital Management, LLC - Analyst
But they would have to do a sale transaction to pay you in that.
Pat Lavelle VOXX International Corporation - President and CEO
Yes, if the company was sold, we would get a multiple of 1.5 times the debt. So it's favorable no matter how we look at it. If we decide that the new business that is -- that we expect that they will generate, we can decide to convert into equity, take a bigger share of the company. Or if the company was sold, we will do very well with the multiple on the debt.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. On the last call, you mentioned that you had won some new -- you had some new business that you expected to come in the next 12 to 15 months. And I am assuming that you ran through some of those on today's call. What is the partnership on the slot machines? Can you explain that a little bit more?
Pat Lavelle VOXX International Corporation - President and CEO
IGT is one of the largest slot machine manufacturers in the world. And at the show, which is going on right now, they have -- they are demonstrating a bank of four machines whereby the iris technology is used in those machines to authenticate and identify the player.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. So you don't -- you wouldn't need to -- I am not a slot player. This would save you from --
Pat Lavelle VOXX International Corporation - President and CEO
Neither am I. Apparently, it eliminates cards and things like that that they use now.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. That's interesting. And you mentioned that you expect $500,000 in revenue from the vending machines?
Pat Lavelle VOXX International Corporation - President and CEO
The vending machine company is just getting started; they are just starting to deliver. And we would expect $500,000 in revenue this year and that ramping up, based on their projections to us as to the number of machines that they have orders for and plan to sell next year, to be a very significant number for EyeLock.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. And then could you just run by some of those other -- you mentioned a few other things for the EyeLock that you didn't go into detail. But besides the IGT --
Pat Lavelle VOXX International Corporation - President and CEO
We just supplied a number of our [H voxx] machines, which has a very high throughput count to one of the government agencies. And that contract will be filled in the third quarter.There are companies in the healthcare space, pharmaceutical companies, that are looking and evaluating our technology.
There are companies in the automotive space that are evaluating our technology. And then there is also banking. We have Stanley and Tyco as some of our largest security partners.
And the interest in iris we believe is growing as the shortfalls of facial start to be realized. There was an article not too long ago in the newspaper, some of the facial systems are only picking up 85% of the time. It can be spoofed by or fooled by beards or makeup or things like that.
And that is our confidence in iris. The iris is the most secure biometric short of DNA. And that we believe is what wins the day for our EyeLock team because it's just as fast and is as competitive on a dollar basis as any of the other biometrics out there. And I think when people realize the security level, the increased security level of iris, I think that you will see more and more companies, governments gravitating towards iris.
Brad Leonard BML Capital Management, LLC - Analyst

Okay. So you expect, based on what you are seeing, that the losses are going to be continuing to get smaller in EyeLock going forward?

Pat Lavelle VOXX International Corporation - President and CEO
Yes. We are down -- we expect as revenue increases -- I mean, our overhead is down and our actual spend by $2 million this quarter. We expect that to continue and then -- but also we expect to see revenue increase as we move along and as some of these programs get implemented.
Brad Leonard BML Capital Management, LLC - Analyst
Okay. Very good. That is all I have. Thank you.
Operator
Mike Hughes, SGF Capital.
Mike Hughes SGF Capital Management, LP - AnalystGood morning. Couple of questions for you. Just starting on the consumer side, if we exclude the EyeLock losses for the last two quarters, it looks like the EBITDA is a negative $2 million per quarter the last 2 quarters. And you are indicating you are selling or potentially selling the business in Europe that is profitable. So from an EBITDA perspective, will the consumer business turn even more negative --
Pat Lavelle VOXX International Corporation - President and CEO
No, the changes we are making -- first off, the EBITDA has improved in our European operation because of the consolidation of the two entities. Oehlbach was operating in Pulheim, Germany and Schwaiger is a standalone operation further south in Germany. We are combining the two. There's a tremendous amount of synergies in that combination and that is adding to the profitability of the European accessory group.
The other expenses that we have had over the past few quarters within the accessory group domestically has been the buildup of our program for the healthcare industry. We expect that business to start to generate in the next few quarters based on the activity that is going on, the decisions that are being made, and the launches that are planned.
And then finally, with the changes that we are making domestically to our operation, we expect that the domestic accessory operation, based on a reduction in overhead and elimination of some categories and SKUs through a SKU rationalization program on products, categories that are reaching end of life, that we will be able to generate profitability within our domestic consumer accessory group.
Mike Hughes SGF Capital Management, LP - Analyst
Okay. And then just a follow-up question. What percentage of the products in that division are sourced out of China?
Pat Lavelle VOXX International Corporation - President and CEO
Most products -- let's see. EyeLock is not, but most other products are sourced in China.
Mike Hughes SGF Capital Management, LP - Analyst
Okay. So are you -- 10% --
Pat Lavelle VOXX International Corporation - President and CEO

We expect to have increases as -- most of the products within those categories and within the competitive field that we face do come from China. I don't see anybody having a real distinct advantage based on where they are getting their product. Most of it comes out of China.
So as the tariffs come through, we will adjust our prices, our selling prices, and you will see increases in prices. That is the game plan.
Mike Hughes SGF Capital Management, LP - Analyst
Okay. And then just on audio, just your consolidation plans there, you said there will be some savings from that. Can you potentially quantify that for us?
Pat Lavelle VOXX International Corporation - President and CEO
You know, at this particular point, we have an evaluation of combining the German operation that we have, selling off the building that we have there. We anticipate that we will increase the EBITDA of the German group by at least $1.5 million. And that would be then added to the Klipsch group overall.
Mike Hughes SGF Capital Management, LP - Analyst
Okay, thank you very much.
Operator
Thomas Kahn, Kahn Brothers.
Thomas Kahn Kahn Brothers & Company, Inc. - Analyst
Hey, Pat. Congratulations; you are making substantial progress.
Pat Lavelle VOXX International Corporation - President and CEO
Thank you, Tom.
Thomas Kahn Kahn Brothers & Company, Inc. - Analyst
I'm curious; you have an M&A consultant for your consumer accessories business. And in the past, I had recommended to you that you hire a consultant to review the whole Company to see what changes can be done. Because I remember John a number of times saying the Company is worth $20 to $30 a share. And I know that John is a truth teller, so I don't have a problem with that.
I just have a problem in what is happening. We are moving in the right direction, but don't we need a overall consultant? Are we a little too close to the forest to see the trees? So sometime in my lifetime, we can get closer to the numbers that John has mentioned.
So what I am saying to again is you hired an M&A advisor for the consumer electronics business, but I had recommended a number of times was you hire a consultant to evaluate all of our businesses, all of them. And give a fresh set of eyes to all of our businesses and how we can improve things.
And I mentioned it a number of times. I never see any release saying that, yes, you have hired a consultant to review all of your businesses. Doesn't mean you have to take the consultant's advice, but to get us closer to the numbers that John has mentioned over the years. That's interrogatory.
Pat Lavelle VOXX International Corporation - President and CEO
Tom, we have heard you over the years. In looking at our businesses, we have brought in people to look at the different operations, as you have indicated.

And one of the decisions that we've made based on that is number one, separating the -- combining the two European accessory groups for greater synergies and savings and moving our European operation into one group. So yes, we have brought in people to look at the operations. We will continue to do so.
Thomas Kahn Kahn Brothers & Company, Inc. - Analyst
Thank you.
Operator
And I am not showing any further questions at this time.
Pat Lavelle VOXX International Corporation - President and CEO
Okay. If there are no further questions, I would like to thank you for your interest this morning and I wish you all a good day.
Operator
Ladies and gentlemen, this does conclude today's presentation. You may now disconnect and have a wonderful day.
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